UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2013

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 1, 2013, Ciena Corporation (“Ciena”) entered into a revised form of Amended and Restated Change in Control Severance Agreement with Gary B. Smith, Ciena’s President and Chief Executive Officer, extending the term thereof and incorporating the modification described below. Similarly, Ciena expects to enter into a revised form of Amended and Restated Change in Control Severance Agreement with each of its other executive officers.

Ciena’s Amended and Restated Change in Control Severance Agreements provide our executive officers with certain severance benefits in the event that his or her employment is terminated by us or any successor entity without “cause,” or by the officer for “good reason,” within one year following a “change in control,” as all such terms are defined in the agreement. Among other things, the revised forms of agreements entered into (i) extend the term thereof from October 31, 2013 to November 30, 2016; and (ii) amend the definition of “triggering event” to include the 90-day period prior to the effective date of a covered change in control transaction. The terms of the revised form of Amended and Restated Change in Control Severance Agreement are otherwise substantially equivalent to the prior agreements, which are more fully described under the heading “Potential Payments upon Termination or Change in Control” in Ciena’s definitive proxy statement filed with the Securities and Exchange Committee on February 1, 2013.

A copy of Mr. Smith’s agreement is incorporated herein by reference to Exhibit 10.1 to this Form 8-K. A form of agreement to be entered into with Ciena’s other executive officers is incorporated herein by reference to Exhibit 10.2 to this Form 8-K.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 10.1	Amended and Restated Change in Control Severance Agreement between Ciena Corporation and Gary B. Smith dated November 1, 2013
	Exhibit 10.2	Form of Amended and Restated Change in Control Severance Agreement between Ciena and Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: November 1, 2013	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary